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                                                               Exhibit 99.(a)(4)

ATTACHMENT: NOTICE OF CHANGE IN ELECTION FORM FROM REJECT TO ACCEPT


            NOTICE OF CHANGE IN ELECTION FORM FROM REJECT TO ACCEPT


If you previously elected to reject eGain Communications Corporation's offer to exchange options (the "Offer"), and you would like to change your election and accept this Offer, you must sign this Notice and complete and sign the Election Form and return both to Janet Alexander, Stock Administrator, eGain Communications Corporation, 100 Rowland Way, Suite 305, Novato, California 94945 before 12:00 midnight, Pacific Time, on June 22, 2001, unless the Offer is extended. If you have questions, please contact Janet Alexander by email at STOCK@eGAIN.COM.
---------------

To eGain Communications Corporation:

     I previously received a copy of the Offer to Exchange (dated May 24, 2001), cover letter and Summary Term Sheet and an Election Form. I signed and returned the Election Form, in which I elected to reject eGain Communications Corporation's Offer. I now wish to change that election and accept your offer. I understand that by signing this Notice and delivering it to Janet Alexander, along with a completed Election Form, Stock Administrator, eGain Communications Corporation, 100 Rowland Way, Suite 305, Novato, California 94945 before 12:00 midnight, Pacific Time, on June 22, 2001, I will be able to withdraw my rejection of the Offer and accept the Offer instead. I have read and understand all of the terms and conditions of the Offer.

     I UNDERSTAND THAT IN ORDER TO ACCEPT THE OFFER, I MUST SIGN THIS NOTICE AND COMPLETE AND SIGN THE ELECTION FORM AND DELIVER BOTH TO JANET ALEXANDER, STOCK ADMINISTRATOR, eGAIN COMMUNICATIONS CORPORATION, 100 ROWLAND WAY, SUITE 305, NOVATO, CALIFORNIA 94945 BEFORE 12:00 MIDNIGHT, PACIFIC TIME, ON JUNE 22, 2001, OR IF eGAIN EXTENDS THE DEADLINE TO EXCHANGE OPTIONS, BEFORE THE EXTENDED EXPIRATION OF THE OFFER.

     I further understand that eGain will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Election Form.

     I accept the Offer.



     X_______________________________________
      Signature

     Date: __________________, 2001

     Name:___________________________________
                    (Please Print)